Exhibit 99.1
QUIDEL CORPORATION ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
DIAGNOSTIC HYBRIDS
SAN DIEGO, Calif., January 10, 2010 – Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid point-of-care diagnostic tests, announced today the signing of a definitive agreement to acquire privately held Diagnostic Hybrids, Inc. for approximately $130 million in cash.
Diagnostic Hybrids, based in Athens, Ohio, is a market leader in manufacturing and commercializing direct fluorescent in vitro diagnostic assays used in hospital and reference laboratories for a variety of diseases, including viral respiratory infections, herpes, Chlamydia and other viral infections, and thyroid diseases. Diagnostic Hybrids leverages its antibody development and cell culture expertise to develop new products that address significant market opportunities. The company’s direct sales force serves over 700 North American customers, and its products are sold via distributors outside the United States.
“This is an exciting acquisition for Quidel as it meets our criteria as a financially sound and strategic opportunity to grow our business. Diagnostic Hybrids and its products are highly regarded in the industry, the company has a leading market share, and its product development pipeline sets a continuing positive trajectory for its business,” said Douglas Bryant, president and CEO of Quidel. “In the hospital segment, direct fluorescent assays fill a customer need that is not met by point-of-care lateral flow or molecular diagnostics assays. The combined company will offer the marketplace a continuum of diagnostic tests for triaging patients, confirming diagnoses and providing actionable results to improve patient care,” Bryant continued.
Diagnostic Hybrids recognized $38 million in revenue in 2008, reflecting a three-year compounded annual organic growth rate of 21%.
“Diagnostic Hybrids will broaden Quidel’s current portfolio into complementary non-seasonal infectious and autoimmune diseases and help diversify our revenue base. Moreover, Diagnostic Hybrids has a solid track record of generating strong and profitable sales growth,” said Bryant.

“Quidel is a synergistic and cultural fit for Diagnostic Hybrids and this transaction presents us with an excellent opportunity to have a larger presence in our markets and to leverage key aspects of our research and development teams to accelerate product development,” said David Scholl, Ph.D., president and CEO of Diagnostic Hybrids. “Our combined organization will have greater channel strength and together we will provide our customers a full service offering of best-in-class diagnostic products.”
Quidel plans to operate Diagnostic Hybrids as a separate subsidiary, and Dr. Scholl will remain as president of Diagnostic Hybrids and become a senior vice president of Quidel. The acquisition is subject to customary closing conditions including expiration of the waiting period under the Hart-Scott-Rodino Act, and is expected to close in the first quarter of 2010. William Blair & Company, L.L.C. acted as the exclusive financial advisor to Diagnostic Hybrids.
Conference Call Information
Quidel management will host a conference call on Monday, January 11, 2010 to discuss this acquisition beginning at 8:00 a.m. Eastern time (5:00 a.m. Pacific time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.
To participate in the live call by telephone from the U.S., dial (800) 260-8140, or from outside the U.S. dial (617) 614-3672, and enter the passcode 62957564.
A live webcast of the call can be accessed at www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) on January 11, 2010 by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering passcode 74527141.
About Quidel Corporation
Quidel Corporation serves to enhance the health and well being of people around the globe through the discovery, development, manufacturing and marketing of rapid diagnostic solutions at the point-of-care (POC) in infectious diseases and reproductive health. Marketed under the leading brand name of QuickVue®, Quidel’s portfolio of products currently includes tests that aid in the diagnosis of several disease or condition states, including influenza, respiratory syncytial virus, Fecal Occult Blood, Strep A, pregnancy, H. pylori and Chlamydia. Quidel’s products are sold to healthcare professionals with a focus on the physician office lab and acute care markets through leading medical distribution partners on a worldwide basis. Quidel’s Specialty Products Group (SPG) develops research products in the fields of oncology and bone health with potential future point-of-care applications. By building value in rapid diagnostic tests, Quidel provides leadership to the industry and among healthcare professionals allowing for the movement of patient testing out of the central laboratory setting and into the physician office, urgent care and other outpatient settings where rapid testing and treatment have an impact on clinical outcomes and provide an economic benefit. For more information, visit www.quidel.com, www.colorectal-test.com, www.rsvtesting.com and www.flutest.com.
About Diagnostic Hybrids
Diagnostic Hybrids, Inc. invents, develops, manufactures and sells innovative diagnostic and analytical products for a wide range of viral respiratory diseases, herpes virus infections and other specific viral and thyroid diseases. The company also develops and commercializes innovative and genetically engineered cell-based detection products for the pharmaceutical and biotechnology industry, with an initial focus on bio-assays and products that measure drug clearance and anti-viral interventions with drugs and vaccines. The company is certified to ISO 13485 standards and manufactures live continuous and primary cell cultures for clinical diagnostics and life science applications from its headquarters in Athens, Ohio. Diagnostic Hybrids was named one of the 500 Fastest Growing Companies in America in 2004 and 2005 by Inc. Magazine. The company is a pillar member of BioOhio, a statewide organization of bioscience companies accelerating the bioscience and healthcare economy in Ohio. For more information, visit www.dhiusa.com, www.thyretain.com and www.totallytubeless.com.
This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Such statements include, without limitation, statements about the expected benefits of the transaction involving Quidel and Diagnostic Hybrids, including future financial and operating results and the combined company’s plans and objectives. These statements are based on our current expectations as to future events, but are subject to numerous risks and uncertainties. These risks and uncertainties include the satisfaction of closing conditions for the transaction, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; the possibility that the transaction will not be completed or, if completed, not completed on a timely basis; the potential that market segment growth will not follow historical patterns; and the possibility that integration of the two companies will not be as successful as we expect. Quidel can give no assurance that the transaction will be completed or that future results will be as planned. Other possible events or factors that could also affect our future financial results and performance include, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing our strategic initiatives, uncertainty surrounding the detection of novel influenza viruses involving human specimens, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, the reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, potential inadequacy of booked reserves and possible impairment of goodwill, and lower-than-anticipated sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.
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Quidel Contacts:
Quidel Corporation
John M. Radak, Chief Financial Officer
(858) 646-8032
or
Pam Lord, Media and Investors Contact
Porter Novelli Life Sciences
(619) 849-6003
plord@pnlifesciences.com
Diagnostic Hybrids Contact:
Mike Kornmiller
Diagnostic Hybrids
Director of Marketing
(740) 589-3400